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                                                                   Exhibit 10.36

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of March 6, 2003, by and among Briazz Venture, L.L.C., an Illinois limited liability company (the "Investor") and the officers and directors of BRIAZZ, INC., a Washington corporation (the "Company"), listed on Exhibit A attached hereto and incorporated herein by reference (collectively, the "Insiders").

         WHEREAS, Investor is investing $2.0 million in a Senior Secured Note, a Warrant to Purchase Common Stock (Warrant"), and Series D Preferred Stock ("Series D Preferred Stock") pursuant to an Amended and Restated Purchase Agreement dated as of March 5, 2003 (the "Purchase Agreement");

         WHEREAS, the Company has agreed to seek shareholder approval of the issuance of the shares of common stock ("Common Stock") issuable upon conversion of the Series D Preferred Stock, the terms and conditions of which are set forth in Articles of Amendment dated March 3, 2003; and

         WHEREAS, in consideration of the execution of the Purchase Agreement by Investor, the Insiders have agreed to vote the shares of voting capital stock of the Company owned by them in favor of the Common Stock issuable upon conversion of the Series D Preferred Stock;

         NOW, THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and the Insiders hereby agree as follows:

         1. Approval of Common Stock. The Insiders hereby agree to: (i) vote all of the shares of voting capital stock of the Company that they own, of record or beneficially, or over which they have voting authority or discretion to approve the Common Stock issuable upon conversion of the Series D Preferred Stock, and (ii) take all other action that may be necessary or proper to effect the foregoing (whether in their capacities as a shareholder, member of the Board of Directors of the Company or committee thereof, officer of the Company, or otherwise, and including, without limitation, attendance at meetings of the shareholders or the Board of Directors of the Company in person or by proxy for the purposes of obtaining a quorum and the execution of written consents in lieu of meetings).

         2. Regulatory Compliance. No provision in this Agreement shall require any Insider to take any action that would result in the Company's Board of Directors or any committee of the Board of Directors to cease to be in compliance with any requirement of federal securities laws or regulations or interpretations by the Securities and Exchange Commission thereunder, or any rules or regulations of Nasdaq or any other exchange or trading system through which shares of the Company's common stock are quoted or traded.

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         3.        Termination. This Agreement shall terminate upon the later of
         (a) approval by Nasdaq of the listing of the shares issuable upon exercise of the Warrant on the Nasdaq National Market or the Nasdaq SmallCap Market and (b) approval by the shareholders of the Company of the Common Stock issuable upon conversion of the Series D Preferred Stock. This Agreement shall terminate earlier as to any individual Insider on the date that such Insider ceases to be an officer, director or employee of or to have a contractual relationship with the Company.

         4. No Revocation. The voting agreements set forth herein are coupled with an interest and may not be revoked.

         5. Amendments and Waivers. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Any term hereof may be amended and the observance of any term hereof may be waived only with the written consent of Investor and a majority in interest of the Insiders. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision.

         6. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization, or the like, any securities issued with respect to the shares of the capital stock of the Company owned by any of the parties hereto shall become subject to the terms and conditions of this Agreement.

         7. Severability. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington applicable to agreements executed, delivered, and to be performed entirely with such State and without regard to the rules of such State regarding conflicts of laws.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit or, and be binding upon, the Company and the Insiders and their respective heirs, personal representatives, successors and assigns.

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         11.       Notices. All notices, requests, permissions, waivers, and
         other communications hereunder shall be in writing and delivered by personal delivery or transmitted by facsimile transmission or by a reputable overnight courier service and shall be deemed to have been duly given and received: (i) upon personal delivery or receipt of a facsimile transmission; or (ii) one (1) day after being transmitted by a reputable overnight courier service, properly addressed and charges prepaid to the intended recipient as follow:

                   (a)     If to Investor:

                   Briazz Venture, L.L.C.
                   c/o New Management, Ltd.
                   212 North Sangamon, Suite 1-A
                   Chicago, Illinois 60607
                   Attention: David Cotton
                   Telephone: (312) 243-2122
                   Fax: (312) 243-5088

                   With a copy (which shall not constitute notice) given in the manner prescribed above to:

                   Shefsky & Froelich Ltd.
                   444 North Michigan Avenue
                   Suite 2500
                   Chicago, Illinois 60611
                   Attention: Michael J. Choate, Esq.
                   Telephone: (312) 836-4066
                   Fax: (312) 527-5921

or at such other address as the Investor shall have furnished to the Company and the Insiders in writing; and

                   (b) if to any Insider, at the address of such Insider specified on the Insider's counterpart signature page hereto, or at such other addresses as the Insider shall have furnished to the Company and Investor in writing.

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                             SEPARATE SIGNATURE PAGE

                                VOTING AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

                           Briazz Venture, L.L.C., an Illinois limited liability company

                           /s/ David L. Cotton
                           -----------------------------
                           David L. Cotton, Chief Financial Officer

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                             SEPARATE SIGNATURE PAGE

                                VOTING AGREEMENT

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

                                    INSIDER

                                    /s/ Victor D. Alhadeff
                                    ----------------------------
                                    Signature

                                    Victor D. Alhadeff
                                    ----------------------------
                                    Print Name

                                    3901 7th Avenue South
                                    Suite 200
                                    Seattle WA 98108
                                    Address for Notices

                                    206.613.0500
                                    Facsimile No. for Notices (if any)

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                          EXHIBIT A TO VOTING AGREEMENT

                                LIST OF INSIDERS

Victor D. Alhadeff